Exhibit 99.1

Millennium Sustainable Ventures Corp. Announces Expansion of its Footprint with a 1.1 million square foot Greenhouse Facility

Immediate Plans to Commence Cultivation of Tomatoes

Introduction of Millennium Produce as a New Operating Segment

Old Bethpage, New York, April 1, 2022 (GLOBE NEWSWIRE) Millennium Sustainable Ventures Corp. (Ticker: MILC) (“MILC” or the “Company”) today announced that it is expanding its sustainable greenhouse cultivation activities by establishing its first produce related operations. A subsidiary of MILC, Millennium Produce of Nebraska LLC, (“Millennium Produce”), has executed a long-term lease (the “Lease”) for an approximately 1.1 million square foot greenhouse cultivation facility located in O’Neill, Nebraska (the “Property”). The Lease was entered into upon the acquisition of the Property by Power REIT (Ticker: PW and PW.PRA). David H. Lesser, MILC’s Chairman and CEO is also Chairman and CEO of Power REIT. As part of the transaction, Power REIT has agreed to fund capital improvements of approximately $534,000 for the initial phase of improvements, which includes costs related to the replacement of energy curtains.

As part of the transaction, Millennium Produce arranged a $3 million non-recourse loan with a fixed interest rate of 1.5% and a four-year term. The loan is secured by Furniture, Fixtures, and Equipment, which was purchased by Millennium Produce, as well as crops.

David Lesser, Chairman and CEO commented, “We are very excited to introduce Millennium Produce as a new area of focus. The production of food crops in greenhouses is gaining traction in the United States and we now can establish large-scale operations with this greenhouse facility in O’Neill Nebraska. We believe this Property was acquired at an attractive basis which should allow Millennium Produce to compete favorably. We have already put in place a head grower and are working to round out the team to quickly commence cultivation. Millennium Produce is focused on a “lean and mean” approach committed to efficient and sustainable operations while delivering a consistent high-quality product to consumers. I believe this property is “ready to grow” and we will use the remainder of the 2022 growing season to establish our operating procedures and target profitability in 2023 when we will have a full growing season during which we plan to grow in excess of 11 million pounds of tomatoes.”

Property Details

The greenhouse has a total of approximately one million square feet under glass and sits on approximately 88 acres. It includes a hanging gutter growing system serviced by a fully automated irrigation system and a central boiler for hydronic heating. The Property has expansion potential with approximately 20 acres of land available for approximately 875,000 square feet of additional greenhouse and related space. The Property includes logistics space equipped for processing, packaging, warehousing, and shipping activities. The Property’s exterior features a stormwater management pond a 1-million-gallon hot water storage tank, and CO2 storage tanks. Additionally, the Ogallala Aquifer, a shallow water table beneath the great plains of Nebraska, represents a significant resource to supply the region with fresh water. The Property is fully serviced with natural gas, water and electrical connections. There is a 6.25MVA electrical substation located on-site which provides ample power for existing operations with excess capacity of approximately 5-6MVA and potential to expand up to 18.75MVA. In addition, the leased Property includes a separate employee housing property with 21 rooms that can handle up to 80 employees.

Greenhouse Cultivation and Tomatoes

There is a growing trend towards Controlled Environment Agriculture (“CEA”) cultivation of certain crops. Climate change is accelerating the depletion of water and agricultural land resources and adapting to these intensifying trends is critical to achieve food security. Simultaneously, the demand for locally grown, fresh produce is increasing. Many traditional agricultural areas of the U.S. are experiencing drought and CEA’s lower water demand combined with increased potential yields represent an important part of the solution. Greenhouse technology is an economically and environmentally sustainable solution for these secular issues.

Tomatoes are traditionally a warm-season crop and in more temperate climates tomato producers rely on CEA facilities to extend the production season. Tomato producers across the U.S. are establishing and expanding greenhouse operations to increase domestic production and provide consumers with a consistent source of fresh, locally grown produce. Relative to outdoor (field) production of tomatoes, greenhouse production is more predictable and consistent, yielding a crop that is more uniform in appearance and quality. CEA allows for an average of 20x higher yield compared to outdoor cultivation, using 90% less water with no fertilizer runoff. The fresh tomato industry is capitalizing on the significant advantages and sustainability of greenhouse cultivation whereby approximately 60% of fresh retail tomatoes consumed in North America are now grown in greenhouse facilities.

Millennium Produce of Nebraska

Millennium Produce will step into a proven greenhouse facility that successfully cultivated tomatoes for 15 years. The property is ready to immediately commence operations whereas current supply chains in the greenhouse construction industry would require a significant amount of time to replicate this facility. The “plug-and-play” nature of the Property allows Millennium Produce to efficiently leverage the benefits of greenhouse technology to become a competitive, high-quality, low-cost producer of fresh tomatoes for an underserved region of the United States.

Millennium Produce will be one of the largest operators in the Midwest and aims to distribute fresh tomatoes that have typically traveled 1,400 miles before hitting supermarket shelves in the area. Not only does this reduce the overall carbon footprint but it provides fresher, better-tasting tomatoes while reducing food-waste by having a longer shelf life.

Millennium Produce has entered into a non-exclusive produce marketing agreement with Lipman Family Farms (“Lipman”), a strong, vertically integrated organization focused on fresh tomato and vegetable growing and distribution. This agreement allows Millennium Produce to tap into a deep distribution network while it concentrates on optimizing the greenhouse operations. As Lipman Family Farms supplies fresh produce nationwide and has the distribution network for greenhouse-grown produce, this relationship will encourage growth and reliable access to customers of the Midwest region.

Commenting on the transaction, Darren Micelle, President of Value Added Operations of Lipman Family Farms, stated, “We are very excited to see this facility up and running again with Millennium Produce. We are confident in their team development with experienced key personnel and are looking forward to supporting them through marketing and distribution across the Midwest.”

About Millennium Sustainable Ventures Corp.

Millennium Sustainable Ventures Corp. (ticker: MILC), with a focus on the “Triple Bottom Line” and a commitment to Profit, Planet and People currently has three areas of focus:

-	Sustainable cultivation of cannabis in greenhouses
-	Sustainable cultivation of food crops in greenhouses
-	Sustainable production of activated carbon

Additional information about MILC can be found on its website: www.millsustain.com

About Lipman Family Farms

For over 80 years, Lipman has delivered fresh, reliable produce year-round through their control of every aspect of the farm-to-table journey. With a rich history of experience in growing, repacking, fresh-cuts, and food safety, they have the connections and resources to provide fresh product 365 days a year.

Additional information about Lipman Family Farms can be found on its website: www.lipmanfamilyfarms.com

About Power REIT

Power REIT (ticker: PW and PW.PRA), with a focus on the “Triple Bottom Line” and a commitment to Profit, Planet and People is a specialized real estate investment trust (REIT) that owns sustainable real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture for the cultivation of food and cannabis.

Additional information about Power REIT can be found on its website: www.pwreit.com

Cautionary Statement About Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

Contact:

David H. Lesser, Chairman & CEO

dlesser@millsustain.com

212-750-0371

301 Winding Road

Old Bethpage, NY 11804

millsustain.com